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                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    / /  Definitive Proxy Statement
    /X/  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12
                           STEEL OF WEST VIRGINIA, INC.
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

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    (2) Aggregate number of securities to which transaction applies:

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    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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                                            April 29, 1997



Dear Stockholder:

Since our last letter to you, dated April 15, 1997, CPT Holdings, Inc. ("CPT") has indicated its intention to solicit your proxy in support of various proposals to be made by CPT and its majority-owned subsidiary, J&L Structural, Inc. ("J&L"). As a result, you may soon be receiving from CPT a proxy statement and proxy card.

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                  DO NOT SIGN OR RETURN CPT'S PROXY CARD --
                            SIMPLY THROW IT AWAY
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CPT's Preliminary Proxy Statement, as filed with the Securities and Exchange
Commission, indicates that CPT will ask the stockholders to approve a non-binding resolution requesting that the Company's Board enter into negotiations with CPT, and other qualified bidders, in an effort to negotiate the sale of your Company. Your Board opposes this proposal as a thinly disguised effort to try to force the sale of your Company now, at an inadequate price, before the substantial value currently being created at SWVA can be realized. Your Board of Directors considers this proposal a tactic designed to eliminate your Company as a competitor of J&L. The Board of Directors cannot and will not abdicate its fiduciary obligations to act in the stockholders' best interests simply to satisfy CPT's desire to reduce competition.

In our earlier letter to you, we described why the Board believes that the CPT offer is poorly timed and grossly inadequate. We have attached a copy of that letter in the event you would like to review it. However, we feel compelled by CPT's actions and assertions to make two additional points:

First, notwithstanding CPT's claims, the Company did not refuse to meet with CPT. On the contrary, while expressing our belief that the CPT offer was inadequate, we agreed to meet and listen to the proposal subject only to CPT's execution of a customary confidentiality and standstill agreement. Execution of such an agreement prior to entertaining a merger proposal is standard and accepted procedure, as was acknowledged by a representative of CPT. CPT's assertions that SWVA has refused to meet with CPT are simply false. In the Board's opinion, the claim has been made to manufacture a controversy and distract attention from the central relevant fact - CPT's offer is poorly timed, grossly inadequate and not in the best interests of the Company and the stockholders.

Second, CPT would have you believe that by recommending certain proposed amendments to SWVA's Certificate of Incorporation, management and the Board are trying to entrench themselves. Nonsense. The amendments cannot, and are not intended to, prevent a purchase of all or a majority of the equity securities of the Company, nor are they intended to deter bids or other efforts to acquire such securities. Rather, the amendments are intended to discourage disruptive tactics and takeovers at unfair prices, such as that proposed by CPT. The Board's formation of a Special Committee of outside directors to review


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                                        - 2 -



and consider the CPT proposal, and its retention of an investment banking firm and outside counsel to assist the Board and the Special Committee in that regard, are the best indication that the Board is fully aware of and determined to meet its fiduciary obligation to act in the best interests of the Company and its stockholders.

YOUR BOARD OF DIRECTORS BELIEVES THAT CPT'S PROPOSALS ARE NOT IN THE BEST INTERESTS OF YOUR COMPANY AND THE STOCKHOLDERS. THE PROPOSALS ARE DESIGNED TO DENY CURRENT STOCKHOLDERS THE SUBSTANTIAL VALUE BEING CREATED AND TO COERCE YOUR COMPANY INTO ACCEPTING A GROSSLY INADEQUATE PURCHASE OFFER FOR THE COMPANY'S COMMON STOCK. YOUR BOARD IS COMMITTED TO WORKING IN YOUR BEST INTERESTS, AND TO MAXIMIZING STOCKHOLDER VALUE.

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                   DO NOT SIGN OR RETURN CPT'S PROXY CARD --
                            SIMPLY THROW IT AWAY
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The Board will continue to work in the best interests of the Company and its stockholders.  Thank you for your continued support.

                             ON BEHALF OF THE BOARD OF DIRECTORS



ANY FORWARD LOOKING STATEMENTS CONTAINED HEREIN ARE SUBJECT TO THE SECTION ON FORWARD LOOKING STATEMENTS CONTAINED IN THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1996, INCLUDING THE FOLLOWING RISK FACTORS SET FORTH THEREIN: THE CYCLICAL AND CAPITAL INTENSIVE NATURE OF THE INDUSTRY; PRESSURE RESULTING FROM FOREIGN AND DOMESTIC COMPETITION; REDUCTION IN DEMAND FOR THE COMPANY'S PRODUCTS AND INDUSTRY PRICING; VOLATILITY OF RAW MATERIAL COSTS, ESPECIALLY STEEL SCRAP, RESULTING IN REDUCED PROFIT MARGINS; EXCESS INDUSTRY CAPACITY RESULTING IN REDUCED PROFIT MARGINS; COST OF COMPLIANCE WITH ENVIRONMENTAL REGULATIONS; AND MANAGEMENT'S ESTIMATES OF NICHE MARKET DATA. IN ADDITION, THE FORWARD LOOKING STATEMENTS CONTAINED HEREIN ARE ALSO SUBJECT TO THE TIMELY COMPLETION OF THE MODERNIZATION AND EXPANSION PROGRAM; THE COMPANY'S ABILITY TO EFFECTIVELY INTEGRATE NEW EQUIPMENT; THE COMPANY'S ABILITY TO PENETRATE NEW MARKETS; AND MAINTENANCE OF MARGINS.